Galaxy Digital Holdings Ltd. (the “Company”) {Meeting Type} {Meeting Date and Time} {Meeting Location} (the “Meeting”) R «MAIL_SEQUENCE» «Name» «Add1» «Add2» «Add3» «City», «Province» «Postal_Code» «Country» Electronic Delivery «Shares» If you are a registered securityholder and wish to enroll for electronic delivery for future issuer communications including meeting related materials, financial statements, DRS, etc., where applicable, you may do so: *«SEQUENCE_NUMBER» («SEQUENCE_NUMBER» 1) After you vote online at www.voteproxyonline.com using your control number. 2) Through TSX Trust’s online portal, Investor Insite. You may log in or enroll at https://www.tsxtrust.com/investor-login For details go to www.tsxtrust.com/consent-to-electronic-delivery VOTING METHOD Proxy Voting – Guidelines and Conditions 1. THIS PROXY IS SOLICITED BY MANAGEMENT OF THE COMPANY. 2. THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING. 3. If you appoint the Nominees indicated on the reverse to vote on your behalf, they must also vote in accordance with your instructions or, if no instructions are given, in accordance with the Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose. 4. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof. 5. Each holder has the right to appoint a person other than the Management Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting in the space labeled “Please print appointee name”, the name of the person to be appointed, who need not be a security holder of the Company. 6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the security holders of the Company. 7. To be valid, this proxy must be filed using one of the Voting Methods and must be received by TSX Trust Company before the Filing Deadline for Proxy, noted on the reverse or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy. 8. If the holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the holder may be required to provide documentation evidencing the signatory’s power to sign the proxy. INTERNET Go to www.voteproxyonline.com and enter the 12 digit control number above FACSIMILE 416-595-9593 MAIL or HAND DELIVERY TSX Trust Company 301 - 100 Adelaide Street West Toronto, Ontario, M5H 4H1 Investor inSite TSX Trust Company offers at no cost to holders, the convenience of secure 24-hour access to all data relating to their account including summary of holdings, transaction history, and links to valuable holder forms and Frequently Asked Questions. To register, please visit: https://www.tsxtrust.com/t/investor- hub/forms/ investor-insite-registration and complete the registration form For assistance, please contact TSX TRUST INVESTOR SERVICES. Mail: 301 - 100 Adelaide Street West Toronto, ON, M5H 4H1 Tel:1-866-600-5869 Web: https://www.tsxtrust.com/t/investor-hub/forms/investor- insite- registration Email: tsxtis@tmx.com Exhibit 99.2

FORM OF PROXY ("PROXY")

«Name» «SEQUENCE_NUMBER» - «CUSIP» - «PartAcct_No»

Galaxy Digital Holdings Ltd.
(the "Company")

MEETING TYPE
MONTH DAY YEAR, at XX:XX a.m. (Timezone)
Address, Suite Number, Province, Country

CONTROL NUMBER: «CONTROL_NUMBER»

SECURITY CLASS: [CLASS] **RECORD DATE: [RECORD DATE]** **FILING DEADLINE FOR PROXY: [DATE AND TIME]**

APPOINTEES

The undersigned hereby appoints **Francesca Don Angelo**, whom failing **Andrew Siegel**, or failing both of them **Michael Novogratz** (the "Nominees"), or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any,

– SEE VOTING GUIDELINES ON REVERSE –

RESOLUTIONS – MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

Resolution	FOR	AGAINST
1. Reorganization Resolution	☐	☐
A special resolution to approve a reorganization of Galaxy Digital Holdings Ltd.'s (the "Company") comprised of: 1. The authorised share capital of the Company be amended from CAD$2,000,000 divided into 2,000,000,000 Ordinary Shares of CAD$0.001 par value each to CAD$2,500,000 divided into 2,000,000,000 Class A ordinary shares of CAD$0.001 par value each and 500,000,000 Class B ordinary shares of CAD$0.001 par value each. 2. The Memorandum and Articles of Association of the Company be amended and restated by the deletion in their entirety and the substitution in their place of the Memorandum and Articles of Association of the Company substantially in the form attached to the Management Circular (the "Existing Organizational Documents") . 3. The Company be deregistered in the Cayman Islands pursuant to Article [44] of the Existing Organizational Documents and be registered by way of continuation as a corporation in the State of Delaware. 4. The Existing Organizational Documents be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation and proposed new bylaws of the Company (following its domestication), substantially in the form attached to the Management Circular		
2. Share Issuance Resolution	☐	☐
Assuming the Reorganization Resolution is approved, a resolution to approve, by a simple majority, excluding persons required to be excluded for the purpose of such vote under Multilateral Instrument 61-101—Protection of Minority Securityholders in Special Transactions, issuance of up to 500 million shares of Class B Common Stock as described in the Management Circular.		
3. Adjournment Resolution	☐	☐
An ordinary resolution to approve that the adjournment of the special meeting of shareholders, which shall constitute an extraordinary general meeting for purposes of the Memorandum and Articles of Association of the Company (the "Meeting") to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that it is determined by the Company that more time is necessary or appropriate to approve one or more resolutions at the Meeting be approved and adopted in all respects.		

This proxy revokes and supersedes all earlier dated proxies and **MUST BE SIGNED**

PLEASE PRINT NAME | *Signature of registered owner(s)* | *Date (MM/DD/YYYY)*

DRAFT